INDEPENDENT AUDITORS' REPORT
Trustees and Investors
Dow Jones Islamic Market Index Portfolio:

     We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Dow Jones Islamic Market Index Portfolio (the "Portfolio") as of December 31, 1999, and the related statement of operations for the period July 1, 1999 (commencement of operations) through December 31, 1999, the statement of changes in net assets for the period July 1, 1999 through December 31, 1999 and the financial highlights for the period July 1, 1999 through December 31, 1999 (all expressed in U.S. dollars). These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at December 31, 1999 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Dow Jones Islamic Market Index Portfolio at December 31, 1999, the results of its operations, the changes in its net assets, and its financial highlights for the respective stated period in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP

Boston, Massachusetts
February 25, 2000